Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference into the registration statement of BIO-key International, Inc. on Form S-8 (file no. 333-137414 and 333-212066) of our report dated March 31, 2017 relating to the financial statements which appear in this Form 10-K for the year ended December 31, 2016.

/s/ ROTENBERG MERIL SOLOMON BERTIGER & GUTTILLA, P.C.

ROTENBERG MERIL SOLOMON BERTIGER & GUTTILLA, P.C.

Saddle Brook, New Jersey

March 31, 2017